Exhibit 28.0.2

THE DFA INVESTMENT TRUST COMPANY

POWER OF ATTORNEY

The undersigned officers and trustees of THE DFA INVESTMENT TRUST COMPANY (the "Trust") hereby appoint DAVID G. BOOTH, DAVID R. MARTIN, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, and CAROLYN L. O (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Trust's registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, and (ii) a registration statement on Form N-1A under the Securities Act of 1933 and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Trust serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and trustees hereby execute this Power of Attorney as of this 17th day of December, 2010.

/s/ David G. Booth	/s/ Eduardo A. Repetto
David G. Booth, Chairman, Co-Chief Executive Officer, President, and Trustee	Eduardo A. Repetto, Co-Chief Executive Officer, Chief Investment Officer, and Trustee

/s/ George M. Constantinides	/s/ David R. Martin
George M. Constantinides, Trustee	David R. Martin, Vice President, Chief Financial Officer, and Treasurer

/s/ John P. Gould	/s/ Myron S. Scholes
John P. Gould, Trustee	Myron S. Scholes, Trustee

/s/ Roger G. Ibbotson	/s/ Abbie J. Smith
Roger G. Ibbotson, Trustee	Abbie J. Smith, Trustee

/s/ Edward P. Lazear
Edward P. Lazear, Trustee